EXHIBIT 10.10

FIFTH AMENDED WARRANT AGREEMENT

FIFTH AMENDED WARRANT AGREEMENT dated as of March 8, 2006 between DYNTEK, INC., a Delaware corporation having an address at 19700 Fairchild Road, Irvine, CA 92612 (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, having an address at 6201 15th Avenue, Brooklyn, New York 11219, as Warrant Agent (the “Warrant Agent”) (the “Fifth Amendment.”).

WHEREAS, the Company proposes to decrease the Warrant Price of its outstanding Class A Warrants, which are publicly traded and currently exercisable at $2.00 per share, as a condition to the closing of the company’s equity financing at a per share price equal to the new Warrant Price; and

WHEREAS, in connection with the decrease of the Warrant Price, the Company hereby enters into this Fifth Amendment, which amends the Warrant Agreement dated as of December 11, 1992 between Universal Self Care, Inc. and American Stock Transfer & Trust Company (the “Original Agreement”), as previously amended by the Amended Warrant Agreement dated as of November 30, 1999 between Tadeo Holdings, Inc. and the Warrant Agent (the “First Amendment”), the Second Amended Warrant Agreement dated November 30, 2000 between Tekinsight.com, Inc. and the Warrant Agent (the “Second Amendment”), the Third Amended Warrant Agreement dated April 10, 2001 between Tekinsight.com, Inc. and the Warrant Agent (the “Third Amendment”), and the Fourth Amended Warrant Agreement dated December 9, 2005 between the Company and the Warrant Agent (the “Fourth Amendment”, and collectively, with the Original Agreement, the First Amendment, the Second Amendment, and the Third Amendment, the “Warrant Agreement”).

NOW, THEREFORE, in consideration of the forgoing and for the purposes of defining the terms and provisions of the Class A Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Class A Warrants (the “Holders”), the Company and the Warrant Agent hereby agree as follows:

1.             DEFINITIONS.  All terms not expressly defined herein shall the have the same meaning as set forth in the Warrant Agreement.

2.             AMENDMENT TO SECTION 9 OF THE WARRANT AGREEMENT.  Section 9 of the Warrant Agreement is hereby amended to read as follows:

“9.           Warrant Price.  The price per share at which Warrant Shares shall be purchasable upon exercise of Warrants (the “Warrant Price”) shall be $0.02 per share, subject to adjustment pursuant to Section 10 hereof.”

3.             PROVISIONS NOT AMENDED.  All terms of the Warrant Agreement not otherwise amended hereby shall continue to remain in full force and effect.

4.             SUCCESSORS.  All the covenants and provisions of this Fifth Amendment by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

5.             APPLICABLE LAW.  This Fifth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of law.

6.             BENEFITS OF THIS AMENDED WARRANT AGREEMENT.  Nothing in this Fifth Amendment shall be construed to give any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Fifth Amendment.  This Fifth Amendment shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants.

7.             COUNTERPARTS.  This Fifth Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.             CAPTIONS.  The captions of the sections and subsections of this Fifth Amendment have been inserted for convenience only and shall have no substantive effect.

IN WITNESS WHEREOF, the undersigned have duly executed this Fifth Amendment effective as of the date first written above.

DYNTEK, INC.

By:	/s/ Casper Zublin, Jr.
Name:	Casper Zublin, Jr.
Title:	Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ Herbert Lemmer
Name:	Herbert Lemmer
Title:	Vice President